Schedule 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

Leader Funds Trust

(Name of Registrant as Specified in its Declaration of Trust)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
(3) Filing party;
(4) Date filed:

Hello,

We are contacting you to let you know that our Proxy Service, AST Fund Solutions, is scheduled to begin outbound calls to the Leader Funds Shareholders the evening of Tuesday, May 21, 2019 to obtain votes on the Proxy.

If you can vote proxies for your clients or your client request that you do, below you will find two options to do so.

By PHONE: Call the dedicated Leader Proxy toll-free call line at (800) 659-6590 Monday through Friday 9 a.m. to 10 p.m. Eastern time.

  A confirmation of the vote will be sent to the address of record.  All conversations are recorded and may be requested at any time for review.

By EMAIL to Helen Lo at hlo@astfinancial.com:

  If the advisor is authorized to vote on their client’s behalf – please reference the account registration(s) to process vote(s) with specified instructions, FOR, AGAINST, ABSTAIN on the proposal.
  A confirmation of the vote will be sent to the client’s address of record.

The Proxy Statement is available online at:  https://www.proxyonline.com/docs/LeaderFunds.pdf

If you have any questions, please do not hesitate to contact us at 503-294-1010.

Sincerely,

Leader Capital Corp

For Financial Professional Use Only – Email not for Public Distribution

Investing in any mutual fund involves risk, including loss of principal.  The risks specific to the Leader Funds are listed on the attached Fact sheets and detailed in the prospectuses for the funds.  There is no guarantee the funds will achieve their objectives.

An investor should consider the Fund’s objectives, risks, charges and expenses carefully before investing or sending money. This and other important information can be found in each Fund’s prospectus. For more information please call 800-269-8810. Please read the prospectus carefully before investing.

Current Yield is the weighted average of the annual rate of return based on price. It is calculated by the coupon divided by the price. Average Yield-to-Maturity is the weighted average of the percentage rate of return if the security is held to maturity.

Leader Capital Corp. serves as adviser to the Leader Short Duration Bond Fund, Leader Total Return Fund and the Leader Floating Rate Fund, distributed by Ceros Financial Services, Inc., Member FINRA/SIPC. Leader Capital and Ceros are not affiliated.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Share prices and investment returns fluctuate and investor shares may be worth more or less than original cost upon redemption. To obtain performance as of the most recent month end, please call 1-800-269-8810.